As filed with the Securities and Exchange Commission on December 12, 2018
Registration No. 333-217977

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington. D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Upland Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-2992077 (I.R.S. Employer Identification Number)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(512) 960-1010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

John T. McDonald
Chief Executive Officer and Chairman of the Board of Directors
UPLAND SOFTWARE, INC.
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(512) 960-1010
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies to:
Kinloch Gill III Senior Vice President and General Counsel Upland Software, Inc. 401 Congress Avenue, Suite 1850 Austin, Texas 78701 Telephone: (512) 960-1010	Steven M. Tyndall Pillsbury Winthrop Shaw Pittman LLP 401 Congress Avenue, Suite 1700 Austin, Texas 78701 Telephone: (512) 580-9612 ____________________

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated Filer	☐	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement referred to below is being filed by Upland Software, Inc. (the “Company” or the “Registrant”) in order to remove from registration all securities registered for issuance pursuant to the Registration Statement on Form S-3 (File No. 333-217977) originally filed with the Securities and Exchange Commission on May 12, 2017 and declared effective on May 25, 2017 (the “Registration Statement”).
The Company has decided to terminate the offerings under the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statement, and, in accordance with the undertakings made by the Company in the Registration Statement, to remove from registration any and all of the registered securities that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on December 12, 2018.
UPLAND SOFTWARE, INC.
By: /s/ John T. McDonald
John T. McDonald
Chief Executive Officer and Chairman

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 of the Securities Act of 1933, as amended.